Exhibit 21.1
SUBSIDIARIES OF COMPANY
Diamond Animal Health, Inc., an Iowa corporation
Sensor Devices, Inc., a Wisconsin Corporation (inactive)
Heska AG, a corporation incorporated under the laws of Switzerland